Exhibit 99.2

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

FOR IMMEDIATE RELEASE	Company Contact

July 1, 2020	Jacqueline Burwitz Investor Relations 314-985-2169 JacquelineE.Burwitz@energizer.com

Energizer Holdings, Inc. Announces Completion of Notes Offering and Early Settlement of Consent

Solicitation and Cash Tender Offer for Any and All of Its Outstanding 5.500% Senior Notes due 2025

ST. LOUIS, July 1, 2020 /PRNewswire/ — Energizer Holdings, Inc. (NYSE: ENR) (the “Company”) announced the successful completion of its previously announced private offering of $600 million in aggregate principal amount of its 4.750% senior notes due 2028 (the “New Notes”) and the early settlement, pursuant to the early settlement election exercised by the Company, of its previously announced cash tender offer (the “Offer”) to purchase any and all of its 5.500% Senior Notes due 2025 (29273A AA4/U29199 AA1) (the “2025 Notes”) and the related solicitation of consents (the “Consent Solicitation”) to certain proposed amendments to the Notes and the indenture pursuant to which the Notes were issued to eliminate substantially all of the restrictive covenants and certain events of default and to reduce the notice period required in connection with a redemption of the Notes from 30 calendar days to two business days (the “Proposed Amendments”). The Offer is being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated June 17, 2020 (the “Statement”), which more fully sets forth the terms and conditions of the Offer. As previously announced, pursuant to the Consent Solicitation, the Company obtained the requisite consents to amend the 2025 Notes and indenture pursuant to which the 2025 Notes were issued, and the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), have executed a supplemental indenture to such indenture with respect to the Proposed Amendments.

The Company today accepted for purchase, and paid for, $488,788,000 in aggregate principal amount of 2025 Notes validly tendered and not validly withdrawn pursuant to the Offer as of 5:00, p.m., New York City time, on June 30, 2020 (the “Early Tender Time”). The Company today intends to notify the Trustee of its election to redeem on July 6, 2020 (the “Redemption Date”), in accordance with the terms of the 2025 Notes and indenture pursuant to which the 2025 Notes were issued (each as amended), all of the 2025 Notes that will remain outstanding after the Company’s purchase of 2025 Notes validly tendered and not validly withdrawn as of the Early Tender Time pursuant to the Offer, at a redemption price equal to 102.750% of the aggregate principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Redemption Price”). As a result of such redemption, all 2025 Notes that were not tendered prior to the Early Tender Time and purchased by the Company in its early settlement of the Offer will be redeemed.

The Company used a portion of the net proceeds from the sale of the New Notes to fund the purchase of $488,788,000 in aggregate principal amount of 2025 Notes accepted for purchase pursuant to the Offer as described above and will use the remaining net proceeds from such sale of the New Notes, together with cash on hand to the extent necessary, to fund the redemption of any 2025 Notes not purchased pursuant to the Offer.

The Financing Condition (as defined in the Statement) was satisfied upon the Company’s successful completion today of its private offering of the New Notes. The Offer will expire at 12:01 a.m., New York City time, on July 16, 2020 (as such time and date may be extended, the “Expiration Time”). The withdrawal deadline for tendered 2025 Notes has passed, and, as a result, tenders of 2025 Notes may no longer be withdrawn, except as may be required by law. Holders who validly tender their 2025 Notes pursuant to the Offer after the Early Tender Time will be eligible to receive only the tender offer consideration unless, as expected, such 2025 Notes are redeemed at the Redemption Price on the Redemption Date.

Copies of the Statement may be requested from the Tender and Information Agent for the Offer and Consent Solicitation, Global Bondholder Services Corporation, by telephone at (212) 430-3774 (for banks and brokers only), (866) 924-2200 (for all other toll-free) or +1 (212) 430-3774 (international) or by email at contact@gbsc-usa.com.

Citigroup Global Markets Inc. is acting as the Dealer Manager and Solicitation Agent for the Offer and Consent Solicitation. Questions regarding the Offer and Consent Solicitation may be directed to the Dealer Manager and Solicitation Agent at (800) 558-3745 (Toll-Free) or (212) 723-6106 (Collect).

This press release is for informational purposes only and does not constitute an offer to purchase, offer to sell or the solicitation of an offer to purchase or sell any security. The Offer is being made solely pursuant to the Statement. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Company, the Dealer Manager and Solicitation Agent, the Tender and Information Agent for the Offer and Consent Solicitation or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Offer and Consent Solicitation.

The New Notes and related guarantees were offered for sale to qualified institutional buyers in an offering of senior notes exempt from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act.

The New Notes and related guarantees have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Energizer Holdings, Inc.

Energizer Holdings, Inc. (NYSE: ENR), headquartered in St. Louis, Missouri, is one of the world’s largest manufacturers and distributors of primary batteries, portable lights, and auto care appearance, performance, refrigerant, and fragrance products. Our portfolio of globally recognized brands include Energizer®, Armor All®, Eveready®, Rayovac®, STP®, Varta®, A/C Pro®, Refresh Your Car! ®, California Scents®, Driven®, Bahama & Co. ®, LEXOL®, Eagle One®, Nu Finish®, Scratch Doctor®, and Tuff Stuff®. As a global branded consumer products company, Energizer’s mission is to lead the charge to deliver value to our customers and consumers better than anyone else. Visit www.energizerholdings.com for more details.

Forward-Looking Statements

This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, the future sales, gross margins, costs, earnings, cash flows, tax rates and performance of the Company. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “expectation,” “anticipate,” “may,” “could,” “intend,” “belief,” “estimate,” “plan,” “target,” “predict,” “likely,” “should,” “forecast,” “outlook,” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

•	market and economic conditions;

•	market trends in the categories in which we compete;

•	the impact of the novel coronavirus (COVID-19) global pandemic;

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our ability to integrate businesses, to realize the projected results of the acquired businesses, and to obtain expected cost savings, synergies and other anticipated benefits of the acquired businesses within the expected timeframe, or at all;

•	the impact of the acquired businesses on our business operations;

•	the success of new products and the ability to continually develop and market new products;

•	our ability to attract, retain and improve distribution with key customers;

•	our ability to continue planned advertising and other promotional spending;

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our ability to timely execute strategic initiatives, including restructurings, and international go-to-market changes in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations;

•	the impact of strategic initiatives, including restructurings, on our relationships with employees, customers and vendors;

•	our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure;

•	financial strength of distributors and suppliers;

•	our ability to improve operations and realize cost savings;

•	the impact of the United Kingdom’s future trading relationships following its exit from the European Union;

•	the impact of foreign currency exchange rates and currency controls, as well as offsetting hedges;

•	the impact of adverse or unexpected weather conditions;

•	uncertainty from the expected discontinuance of LIBOR and the transition to any other interest rate benchmark;

•	the impact of raw materials and other commodity costs;

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the impact of legislative changes or regulatory determinations or changes by federal, state and local, and foreign authorities, including customs and tariff determinations, as well as the impact of potential changes to tax laws, policies and regulations;

•	costs and reputational damage associated with cyber-attacks or information security breaches or other events;

•	the impact of advertising and product liability claims and other litigation; and

•	compliance with debt covenants and maintenance of credit ratings as well as the impact of interest and principal repayment of our existing and any future debt.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in our publicly filed documents, including those described under the heading “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission (the “Commission”) on November 19, 2019 and our Form 10-Q filed with the Commission on May 7, 2020.